UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2006
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Idenitifcaiton Number)
4545 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement
SIGNATURES

Item 1.01 Entry Into A Material Definitive Agreement
On March 8, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of NuVasive, Inc. (the “Company”), awarded the following performance bonuses to the Company’s Chief Executive Officer and four other most highly compensated individuals in 2005:

Name	Amount
Alexis V. Lukianov, Chairman and Chief Executive Officer	$320,000
Keith Valentine, President	$179,500
Kevin C. O’Boyle, Executive Vice President and Chief Financial Officer	$152,500
Patrick Miles, Senior Vice President of Marketing	$137,500
James J. Skinner, Vice President of Strategic Sales Development	$81,000
In addition, the Committee adopted metrics pursuant to which performance bonuses for fiscal year 2006 may be awarded to certain of the Company’s key employees, including each of the Company’s executive officers. The pool of funds available for bonus awards will be determined by overall Company performance, with individual bonus awards determined by achievement of individual performance criteria.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.
Date: March 13, 2006	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer